      As filed with the Securities and Exchange Commission on September 17, 1996

Registration Number 33-_____                              SEC File Number O-3718

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

      FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         EQUITY GROWTH SYSTEMS, INC.
           (Exact name of Registrant as specified in its charter)

                                  DELAWARE
       (State or other jurisdiction of incorporation or organization)

                                 11-2050317
                (I.R.S. Employer Identification Code Number)


          EQUITY GROWTH SYSTEMS, INC.;  3821-B TAMIAMI TRAIL, SUITE 201;  PORT
                  CHARLOTTE, FLORIDA 33952;  (941) 255-9582
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices and
                         principal place of business)

                       EDWARD GRANVILLE-SMITH, CHAIRMAN
        EQUITY GROWTH SYSTEMS, INC.;  3821-B TAMIAMI TRAIL, SUITE 201;
                PORT CHARLOTTE, FLORIDA 33952;  (941) 255-9582
             (Address, including zip code, and telephone number, including area code, of agent for service.)

    CONSULTING AGREEMENT WITH DIVERSIFIED CORPORATE CONSULTING GROUP, LLC
    ---------------------------------------------------------------------
                             Full Title of Plans:

                                  Copies to:
                          DOUGLAS L. WILSON, ESQUIRE
               680 SANCTUARY ROAD;  NAPLES, FLORIDA 34120-4837

                                CALCULATION OF REGISTRATION FEE *

                                ================================================================================
                                                             PROPOSED MAXIMUM
TITLE OF EACH CLASS                    DOLLAR AMOUNT             OFFERING         AGGREGATE        AMOUNT
OF SECURITIES TO                       TO BE                     PRICE            OFFERING         OF REGIS-
BE REGISTERED                          REGISTERED                PER UNIT         PRICE            TRATION FEE
                                ================================================================================
COMMON STOCK, $0.001 PAR VALUE         $80,000.00                $0.40            $80,000.00       $ 100.00
                                ================================================================================

- -    Pursuant to the provisions of Securities and Exchange Commission Rule 416, the Registrant is registering such additional securities as may be issuable pursuant to applicable anti-dilutive obligations of the Registrant with reference to the securities registered.





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 1

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3         INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Equity Growth Systems, inc. (the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

(a) The Registrant's annual report on Form 10-KSB and 10-KSN/A for the fiscal year ended December 31, 1995.

(b)  The Registrant's current reports on Form 8-K filed during calendar year
     1996.

(c) The Registrant's quarterly report on Form 10-QSB filed by the Registrant for the calendar quarter ended March 31, 1996.

(d) The Registrant's quarterly report on Form 10-QSB filed by the Registrant for the calendar quarter ended June 30, 1996.


     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall, except to the extent otherwise provided by any rule promulgated by the Securities and Exchange Commission, be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such document.

ITEM 4        DESCRIPTION OF SECURITIES

     On May 18, 1995, the holders of 1,018,106 of the 2,000,000 shares of the Registrant's common stock adopted a resolution by execution of a written consent in lieu of stockholders meeting pursuant to which they authorized amendments to the Registrant's certificate incorporation be amended as required to change the name of the Registrant from Infotec, Inc., to "EQUITY GROWTH SYSTEMS, INC." and to change the Registrant's authorized capitalization as follows:

(a) The 2,000,000 shares of common stock, $0.001 par value then authorized, all of which were currently outstanding, were reverse split into 200,000 shares, $0.01 par value; and, immediately thereafter;





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 2

(b) The Registrant's authorized common stock was increased from 200,000 shares, $0.01 par value, to 20,000,000 shares of common stock, $0.001 par value, and
(c) The Registrant was authorized to issue 5,000,000 shares of preferred stock, the attributes of which are to be determined by the Registrant's Board of Directors from time to time, prior to issuance, in conformity with the requirements of Sections 151 of the Delaware General Corporation Law.

     During the week of May 22, 1995 through May 26, 1995, the Registrant's officers filed a certificate of amendment accomplishing the foregoing amendments, with the Delaware Secretary of State, and filed a notification pursuant to Securities and Exchange Commission Rule 10b-17 with the National Association of Securities Dealers, Inc. Copies of the certificate of amendment and the Rule 10b-17 notification are filed as exhibits to this current report.

     As a result of the foregoing, the Registrant's currently authorized capitalization is 20,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value, the attributes of which are to be determined by the Registrant's Board of Directors from time to time, prior to issuance, in conformity with the requirements of Section 151 of the Delaware General Corporation Law.

     Immediately prior to this offering, 3,491,148 shares of common stock were outstanding and held of record by more than 3,000 persons. The holders of common stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The common stock is not redeemable and has no conversion or pre-emptive rights. The common stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable. In the event of liquidation of the Registrant, the holders of common stock will share equally in any balance of the Registrant's assets available for distribution to them after satisfaction of creditors and the holders of the Registrant's senior securities (e.g., the Preferred shares). The Registrant may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its common stock.

ITEM 6        INDEMNIFICATION OF DIRECTORS

     Section 145 of the General Corporation Law of the State of Delaware, under which the Registrant is organized, empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the Registrant, against certain expenses, including attorneys fees, judgments, fines and other amounts which may be paid or incurred by them in their capacities as such officers, directors, employees and agents.





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 3

     The Registrant's certificate of incorporation authorizes the board of directors to indemnify officers, directors, employees and agents to the fullest extent permitted by law.

     The Registrant's bylaws authorize the board of directors to indemnify officers, directors, employees and agents in the same circumstances set forth in the certificate of incorporation. The bylaws also authorize the Registrant to purchase liability insurance for the benefit of officers, directors, employees and agents and to enter into indemnity agreements with officers, directors, employees and agents.

ITEM 7        EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8        EXHIBITS

EXHIBIT       DESCRIPTION AND LOCATION
- -------       ------------------------

2.1           Plan and Agreement of Merger dated April 7, 1993 between the Registrant and Mercantile Realty Investors,
              Inc. (1)

2.2           Amendment dated May 25, 1993 to Plan and Agreement of Merger. (3)

2.3           Agreement pertaining to cancellation of the merger between the Registrant and Equity Growth Systems, Inc., a Maryland corporation (not to be confused with the Registrant). (5)

2.4           Stock Exchange Agreement re Homan Equities, Inc. (7)

2.5           Stock Exchange Agreement re Moffitt Properties, Ltd. (7)

2.6           Stock Exchange Agreement re Equity Growth Realty, inc. (7)

3.1           Certificate of Incorporation of the Registrant. (2)

3.11          Certificate of Amendment to Certificate of Incorporation (May, 1995). (5)

3.2           By-laws of the Registrant. (2)

5             Opinion of Douglas L. Wilson, Esquire, see sequentially numbered page 10.

10.1          Agreement for settlement of outstanding claims with the Registrant's attorneys. (5)

10.2          Agreement for settlement of outstanding claims with the Registrant's accountants.  (5)





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 4

EXHIBIT       DESCRIPTION AND LOCATION
- -------       ------------------------
10.3          Employment Agreement with Edward Granville-Smith. (5)

10.4          Consultant Agreement with Bolina Trading Co., S.A. (5)

10.5          Settlement Agreement between Registrant and Equity Growth Systems, inc., a Maryland
              corporation (not to be confused with the Registrant). (6)

10.6          Assignment of Indenture of Trust by Milpitas, Inc., including Indenture of Trust. (7)

10.7          Engagement agreement with Diversified Corporate Consulting Group, LLC. (7)

10.8          Corrective Bill of Sale. (7)

10.9          Employment Agreement with Gene R. Moffitt. (7)

10.10         Employment Agreement with Donald E. Homan. (7)

10.11         Employment Agreement with Charles J. Scimeca. (7)

10.12         Repayment Agreement with WEFT Trust. (7)

16            Letter re: Change in Certifying Accountant. (7)

21            Subsidiaries. (7)

24            Consent of Douglas L. Wilson,  incorporated by reference to the last paragraph of exhibit 5.

99.1          Notifications to National Association of Securities Dealers, Inc., pursuant to Securities and
              Exchange Commission Rule 10b-17. (5)

99.2          Real Estate Title Reports for Nevada/California, Tennessee, Kansas and Oregon properties subject to Wrap Mortgages and Leases. (7)
- ------

(1) Filed as exhibit 2 to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1992; incorporated by reference herein as an exhibit hereto.





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 5

(2) Filed as an exhibit to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1991, bearing the exhibit designation number shown above; incorporated by reference herein as an exhibit hereto.

(3) Filed as an exhibit to the Registrant's registration statement on Form S-4, filed together with Mercantile Realty Investors, registration number 33-64526, declared effective by the Securities and Exchange Commission on June 24, 1994, at the identical exhibit designation numbers; and, incorporated by reference herein as an exhibit hereto.

(4) Filed as an exhibit to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993, bearing the exhibit designation number shown above; incorporated by reference herein as an exhibit hereto.

(5) Filed as an exhibit to the Registrant's Report on Form 10-KSB for the fiscal year ended December 31, 1994, bearing the exhibit designation number shown above; incorporated by reference herein as an exhibit hereto.

(6) Filed as an exhibit to the Registrant's Report on Form 8-K dated July 14, 1995, bearing the exhibit designation number shown above; incorporated by reference herein as an exhibit hereto.

(7) Filed as an exhibit to the Registrant's Report on Form 10-KSB for the fiscal year ended December 31, 1995, bearing the exhibit designation number shown above; incorporated by reference herein as an exhibit hereto.

(8) Filed as an exhibit to the Registrant's Report on Form 10-QSB for the calendar quarter ended June 30, 1995, bearing the exhibit designation number shown above; incorporated by reference herein as an exhibit hereto.


ITEM 9.       UNDERTAKINGS

(a)  RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 6

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 7 person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Port Charlotte, Florida, on September 13, 1996.

                         EQUITY GROWTH SYSTEMS, INC.


                       By: /s/Edward Granville-Smith /s/
                           --------------------------------
                           Edward Granville-Smith, Chairman


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


DATE                  NAME                      SIGNATURE/POSITIONS:
- ----                  ----                      -------------------

September 13, 1996    Edward Granville-Smith    s/Edward Granville-Smith/s
                                                --------------------------
                                                Chairman of the Board, Sole
                                                Director..
- ------
     Being the sole member of the Registrant's Board of Directors.





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 8

                                                    Registration Number 33-_____

                 ===========================================



                       SECURITIES & EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                    THE SECURITIES ACT OF 1933, AS AMENDED




                         EQUITY GROWTH SYSTEMS, INC.



                 ===========================================



                                   EXHIBITS



                 ===========================================





________________________________________________________________________________

     Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 9